Exhibit 21

                         Subsidiaries of the Registrant


Parent
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Home Federal Bancorp, Inc.


                                         Percentage          Jurisdiction or
Subsidiaries                            of Ownership      State of Incorporation
------------                            ------------      ----------------------

Home Federal Savings and Loan               100%                 Federal
   Association of Nampa

Idaho Home Service Corporation (1)          100%                  Idaho

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(1) Wholly-owned subsidiary of Home Federal Savings and Loan Association of
    Nampa.